                                                                    EXHIBIT 99.4


       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                             COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                               ASSETS

                                                                             June 30,      December 31,
                                                                               1999            1998
                                                                            ----------      ----------
Current assets:
     Cash                                                                   $       --      $       --
     Accounts receivable (net of allowances of
     $88,507 and $86,396 respectively)                                         398,960         356,102
     Inventories                                                                18,436          17,934
     Prepaid expenses and other current assets                                  12,253           9,975
                                                                            ----------      ----------
          Total current assets                                                 429,649         384,011

Goodwill and other intangibles, net                                            493,467         503,879
Property, plant and equipment, net                                             208,730         215,519
Other assets                                                                    14,504          35,862
                                                                            ----------      ----------

          Total assets                                                      $1,146,350      $1,139,271
                                                                            ==========      ==========

                                       LIABILITIES AND PARENT'S EQUITY

Current liabilities:
     Accounts payable                                                       $   52,890      $   39,152
     Current portion of long-term debt                                           2,161           2,160
     Accrued compensation and benefits                                          27,405          37,657
     Estimated out-of-network laboratory claims                                 51,136              --
     Other current liabilities                                                  57,369          45,644
                                                                            ----------      ----------
          Total current liabilities                                            190,961         124,613

Long-term debt                                                                  29,770          32,902
Deferred income                                                                    700              --
Commitments and contingent liabilities
Parent's equity                                                                924,919         981,756
                                                                            ----------      ----------
          Total liabilities and Parent's equity                             $1,146,350      $1,139,271
                                                                            ==========      ==========


The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                           Three Months Ended                       Six Months Ended
                                                    ---------------------------------       ---------------------------------
                                                      June 30,            June 25,            June 30,             June 25,
                                                        1999                1998                1999                 1998
                                                    -------------       -------------       -------------       -------------
Net revenues                                        $     474,689       $     384,194       $     888,021       $     730,707

Costs and expenses:
     Cost of services                                     333,922             266,410             629,215             501,761
     Provision for bad debts                               41,501              28,330              77,107              59,888
     Selling, general and administrative                   80,847              68,626             146,881             133,679
     Interest expense, net                                 11,364              11,759              22,673              23,017
     Amortization of goodwill and  intangibles              7,529               7,573              14,971              14,736
     Other expense (income), net                            1,712              (9,436)             (7,491)            (20,816)
                                                    -------------       -------------       -------------       -------------

Total costs and expenses                                  476,875             373,262             883,356             712,265
                                                    -------------       -------------       -------------       -------------

(Loss) income before taxes                                 (2,186)             10,932               4,665              18,442

Income tax expense                                          1,226               6,473               6,066              11,577
                                                    -------------       -------------       -------------       -------------

Net (loss) income                                   $      (3,412)      $       4,459       $      (1,401)      $       6,865
                                                    =============       =============       =============       =============




The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                COMBINED STATEMENTS OF CHANGES IN PARENT'S EQUITY
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)




                                             June 30,            June 25,
                                              1999                 1998
                                            ---------           ---------

Balance, beginning of year                  $ 981,756           $ 992,949

Net (loss) income                              (1,401)              6,865

Net transfers to parent                       (55,436)            (14,866)
                                            ---------           ---------

Balance, end of period                      $ 924,919           $ 984,948
                                            =========           =========










The accompanying notes are an integral part of the combined financial statements

       SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED
                                   AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                Six Months Ended
                                                                                          -----------------------------
                                                                                           June 30,          June 25,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                        1999              1998
                                                                                          -----------       -----------
NET (LOSS) INCOME                                                                         $    (1,401)      $     6,865
   Adjustments to reconcile net (loss) income to net
   Cash provided by operating activities:
     Depreciation and amortization                                                             31,523            32,034
     Gain on sale of assets                                                                    (9,296)          (13,909)
     Provisions for bad debts                                                                  77,107            59,888
     Equity in undistributed earnings of affiliates                                              (495)           (1,123)
     Changes in assets and liabilities:
          Increase in accounts receivable                                                    (119,965)          (61,705)
          Increase in inventories                                                                (502)             (581)
          (Increase) decrease in prepaid expenses and other current assets                     (2,278)              879
          (Increase) decrease in other assets                                                      43            (1,427)
          Increase in estimated out-of-network laboratory claims                               51,136                --
          Increase (decrease) in accounts payable, accrued compensation and benefits
            and other current liabilities                                                      15,011            (1,070)
                                                                                          -----------       -----------

Net cash provided by operating activities                                                      40,883            19,851
                                                                                          -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures                                                                          (17,170)          (13,012)
Proceeds from sale of assets                                                                    2,044               164
                                                                                          -----------       -----------

NET CASH USED IN INVESTING ACTIVITIES                                                         (15,126)          (12,848)
                                                                                          -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

Net transfers to Parent                                                                       (22,626)          (14,866)
Repayment of long-term debt                                                                    (3,131)           (1,056)
                                                                                          -----------       -----------

Net cash used in financing activities                                                         (25,757)          (15,922)
                                                                                          -----------       -----------
Increase (decrease) in cash                                                                        --            (8,919)
Cash, beginning of year                                                                            --             8,919
                                                                                          -----------       -----------
Cash, end of period                                                                       $        --       $        --
                                                                                          ===========       ===========

Supplemental cash flow information:
   Cash paid for:
       Interest                                                                           $     1,096       $     1,204
   Non cash investing and financing activities:
          Stock received in exchange for assets                                           $    11,000       $    13,310
          Deferred income from sale of assets                                             $       900       $        --
          Investment in stock transferred to Parent                                       $    32,810       $        --


The accompanying notes are an integral part of the combined financial statements

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

SmithKline Beecham Clinical Laboratories, Inc. is a subsidiary of SmithKline Beecham Corporation ("SmithKline Beecham Corp"), itself an indirect subsidiary of SmithKline Beecham plc ("SmithKline Beecham plc" or the "Parent"), a public limited company incorporated in 1989 under the laws of England and Wales. The other entities combined in these financial statements are also indirectly owned subsidiaries of SmithKline Beecham plc.

The combined financial statements of SmithKline Beecham Clinical Laboratories, Inc., and certain related affiliates ("the Company"), include the accounts of the following:

o    SBCL Inc. (US)

o    SmithKline Beecham Clinical Laboratories Inc. (US)

o    The clinical laboratory operations of Fournex SA (Belgium)

o The clinical laboratory operations of SmithKline Beecham Laboratoires Pharmaceutiques SA (France)

o The clinical laboratory operations of SmithKline Beecham Capital BV (Netherlands)

o    The clinical laboratory operations of SmithKline Beecham plc (UK)

The combined financial statements reflect the assets and liabilities, results of operations and cash flows of the Company as if the Company had existed and operated as a separate business.

In the opinion of management, the accompanying interim combined financial statements contain all adjustments necessary to present fairly the financial position of the Company as of June 30, 1999 and the results of operations and cash flows for the six months ended June 30, 1999 and June 25, 1998. All adjustments, except for an accrual for costs to provide free counseling and blood tests to certain patients (see Note 3), are normal and recurring in nature. The interim combined financial statements are unaudited and are subject to year-end adjustment. The results of operations for the interim period are not necessarily indicative of the results expected for the full year. These interim combined financial statements should be read in conjunction with the Company's audited combined financial statements as of December 31, 1998, and for the year then ended.

PRINCIPLES OF COMBINATION

All significant intercompany accounts and transactions within the Company have been eliminated as part of the combination. Investments in companies which are 20-50 percent owned by the Company are accounted for using the equity method of accounting. All other investments are accounted for using the cost method.

FISCAL PERIOD

The Company operates on a calendar year basis for annual reporting purposes. For interim reporting purposes, the Company normally operates on a 13 week fiscal period that ends on the last Thursday of the calendar quarter. Due to a delay in the transaction with Quest Diagnostics Incorporated ("Quest") (see Note 5), the Company completed its second quarter of 1999 on June 30, 1999. As a result, there were 68 trading days in the second quarter of 1999 compared to 64 trading days in the second quarter of 1998.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATED OUT-OF-NETWORK LABORATORY CLAIMS

The Company is a party to two full risk capitated agreements with managed care organizations (MCOs) to provide laboratory services to certain MCO members. These services are provided by the Company and by independent laboratories under terms of the agreements with the MCOs. Services under these arrangements are reimbursed by the MCOs at contractually established rates. Expenses incurred under these contracts are included in cost of services in the Company's combined statement of operations. The estimated liability for out-of-network laboratory claims outstanding is based upon an estimate of incurred but not reported claims. Methods used to determine the estimates are continually revised and any resulting adjustments are included in current operating results. The Company does not purchase reinsurance, as it retains the underwriting risk for all coverages under the contract.

(2)  OTHER EXPENSE (INCOME), NET

Other expense (income), net, is comprised primarily of gain on the sale of assets of $9,296 for the six months ended June 30, 1999, and gain on the sale of assets of $13,909 and income from a customer contract related settlement of $7,700 for the six months ended June 25, 1998.

(3)  CONTINGENT LIABILITIES

The Company is involved in various legal and administrative proceedings considered normal to its business, including suits claiming damages arising from the Company's services. The Company is also a party to legal proceedings with regard to environmental matters.

In 1996, the Company and the U.S. government and certain states reached a settlement with respect to the government's civil and administrative claims arising from an investigation by the Office of the Inspector General of the U.S. Department of Health and Human Services into the Company's billing and marketing practices. In connection therewith, certain affiliates of the Company paid the government $325 million which had been reserved in prior years.

The Company is also responding to claims and lawsuits from non-governmental parties, including private insurers, self-funded employer plans and patients, concerning similar practices as they may relate to amounts paid by those parties. The lawsuits include ten purported class actions filed in various jurisdictions in the United States and one non-class action complaint by a number of insurance companies that seek damages allegedly arising from payments they made for clinical laboratory testing services. The ten purported class actions have been consolidated into one complaint which has been consolidated with the insurers' suit, for pretrial proceedings, in the U.S. District Court for the District of Connecticut. On July 2, 1999, the District Court Judge presiding over the consolidated litigation granted, with certain exceptions, the Company's motions to dismiss (with prejudice) the insurance companies' second amended complaint, thereby dismissing all of the RICO claims pending against the Company as well as several of the other claims asserted in the litigation. Similar claims by several other individual third party payers have been settled. SmithKline Beecham plc has agreed to indemnify the Company for the after-tax expense of any similar such settlements entered into after December 31, 1998.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(3)  CONTINGENT LIABILITIES (CONTINUED)

On March 22, 1999 the Company learned that an employee at a patient service center in Palo Alto, California had at times reused certain needles when drawing blood from patients. The phlebotomist was immediately suspended and thereafter dismissed. The Company is cooperating with local, state and federal health agencies to address public health issues arising from the employee's breach of standard medical practices and has offered free testing to approximately 15,300 patients whose blood may have been drawn by this phlebotomist to determine whether those patients have been exposed to hepatitis B, hepatitis C or HIV. A number of civil actions, including some purporting to be class actions, have been filed against the Company in federal and state courts in California on behalf of individuals who may have been affected by the phlebotomist's reuse of needles or other alleged improper practices. An initial provision for the estimated cost of the free counseling and follow-up blood tests for the affected patients has been included in cost of services in the Company's combined statement of operations for the six months ended June 30, 1999, but at this stage the total costs associated with this matter are not yet determinable. SmithKline Beecham has agreed to amend the stock and asset purchase agreement with Quest to provide that SmithKline Beecham plc will indemnify Quest and the Company for the out-of-pocket costs of the counseling and testing, for liabilities arising out of the civil actions and for other losses arising out of the conduct of this employee, other than consequential damages.

Although the outcome of claims, legal proceedings and other matters in which the Company is involved cannot be predicted with any certainty, the Company does not expect that its ultimate liability for such matters, after taking into account provisions, tax benefits and insurance, to have a material adverse effect on its financial condition, results of operations or cash flows.

(4)  COMMITMENTS

The Company has financed two facilities with capital leases. In 2000, the capital leases on these facilities will expire, at which point the Company has three options: extend the leases for three years, at which point the Company is obligated to purchase the facilities, purchase the facilities or find a third party to purchase the facilities. If the last option is chosen, the Company is liable for any difference between the residual value and the fair market value if the residual value exceeds the fair value. The future minimum lease payments due under these leases is $27,928 as of June 30, 1999 (see Note 5).

SmithKline Beecham Clinical Laboratories, Inc. is a guarantor of debt related to the aforementioned capital leases. At December 31, 1998 total guaranteed debt outstanding approximated the Company's payables to the lessor.

(5)  SALE OF THE COMPANY

On February 9, 1999, SmithKline Beecham plc entered into an agreement to sell the Company to Quest in exchange for approximately $1 billion of cash and 12.6 million shares of Quest common stock, which will approximate 29.5% of Quest's outstanding shares at closing. As part of the purchase agreement, various compensation plans will be altered. Also, as a result of the transaction with Quest, the future capital lease commitments may be accelerated due to change in control provisions of the lease agreements.

  SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC. AND CERTAIN RELATED AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

(6)      SUBSEQUENT EVENTS

In July 1999, the Company extended, for three years, the lease of one of its facilities financed with a capital lease (see Note 4).

Also in July 1999, the Company obtained waivers of the change in control provisions of the lease agreements for the two facilities financed with capital leases (see Note 4). The provisions would have permitted the lessor to accelerate the future capital lease commitments as a result of the transaction with Quest (see Note 5).